Exhibit No. 32.1
SMSA Crane Acquisition Corp.
File No. 0-53800
Form 10-Q
Quarter ended September 30, 2013

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of SMSA Crane Acquisition Corp. (the “Company”) on Form 10-Q for the period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alberto Burckhart, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 19, 2013	By: /s/ Alberto Burckhart Alberto Burckhart Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to SMSA Crane Acquisition Corp. and will be retained by SMSA Crane Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.  The foregoing certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as a part of the Report or as a separate disclosure document.